U.S. SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549

                                     FORM 8-K


                                   CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): March 1, 2003


                      Global Diversified Industries, Inc.
           (Exact name of registrant as specified in its charter)


                                      Nevada
          (State or jurisdiction of incorporation or organization)


                                      333-83231
                             (Commission File Number)


                                     95-471485
                    (I.R.S. Employer Identification Number)


            1200 Airport Drive, Chowchilla, California       93610
             (Address of principal executive offices)     (Zip Code)


                Registrant's telephone number:  (559) 665-5800


        (Former name or former address, if changed since last report)


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     The Registrant has agreed to acquire a company, MBS
Construction, Inc. ("MBS") as a wholly-owned subsidiary through an Agreement and Plan of Exchange ("Agreement").

     MBS is a privately held company based in Buena Park, CA specializing in the fabrication, renovation and site installation of modular structures. MBS' management team possess more than sixty years of modular industry experience. In the transaction, Global will acquire both tangible and intangible assets from MBS, which include a 3-acre facility in Buena Park, California consisting of both fabrication capabilities and general offices. Global is also acquiring DSA (Division of the State Architect) approved designs and other intellectual property tailored for custom projects above and beyond the standard relocatable classroom typically utilized by school districts. Typical finished products by MBS resemble a conventional-built structure and generally range in price from $200,000 to $1,500,000 per project.

     Global shall issue to MBS a total of Four Million (4,000,000) shares of common stock and One Million Five Hundred Thousand
(1,500,000) "cash less" warrants with an exercise price of Three Cents ($0.03) per share that expire twelve months from the date of the acquisition.

     Also pursuant to the terms of the Agreement, all property, real, personal and mixed, and all debts due to MBS on whatever account, as well for stock subscriptions as all other choses in action, and all and every other interest of or belonging to MBS shall remain with MBS, and the title to any real estate or any interest, whether vested by deed or otherwise, in MBS shall not revert or be in any way impaired by reason of the exchange; provided, however, that all rights of creditors and all liens upon the property of MBS shall be preserved unimpaired, and any debts, liabilities, obligations and duties of MBS shall remain with MBS.

     The Registrant's acquisition of MBS will further expand its ability to provide Global customers with virtually any type of modular structure, ranging from basic single story structures to multi-story custom design structures. The Registrant further believes that the acquisition of MBS will expand Global's market to outside of the education sector. MBS has engineering designs for commercial applications that will potentially provide access to further product diversification by Global. The Registrant believes that the acquisition of MBS provides a perfect union within which to be able to achieve its business model.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     Financial statements as required by this item will be filed by amendment not later than 60 days after the date that the initial report on Form 8-K must be filed (March 17, 2003) a date not later than May 16, 2003.

                                 SIGNATURE

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                               Global Diversified Industries, Inc.



Dated: March 17, 2003          By: /s/ Philip O. Hamilton
                               Philip O. Hamilton, Chairman and CEO

Exhibit No.

2      Agreement and Plan of Exchange between Global
       Diversified Industries, Inc. and MBS Construction, Inc.